Exhibit 99.1

Twist Bioscience Reports Fiscal Second Quarter 2023 Financial Results

– Record revenue of $60.2M in 2QFY23; up 25% over $48.1M in 2QFY22 –

– Orders increased to $64.2M in 2QFY23; up 17% over 2QFY22 –

-- Decisive Actions to Accelerate Path to Profitability --

SOUTH SAN FRANCISCO, Calif. -- (May 5, 2023) — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the second quarter of fiscal 2023 ended March 31, 2023.

“We reported a strong quarter overall, breaking the $60 million revenue threshold for the first time and exceeding our guidance,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “NGS, in particular, had an excellent quarter and we announced our Biopharma Solutions integrated offering, which brings together in vivo, in vitro and in silico approaches to antibody discovery. In January, we shipped the first products from the Factory of the Future and are now manufacturing the vast majority of our genes, gene fragments and oligo pools in our Wilsonville facility.”

Twist also announced decisive and proactive actions aimed at accelerating its path to profitability while simultaneously extending the company’s runway. These actions will focus resources on the support of key commercial and development opportunities that have the potential to deliver significant return on investment. As part of these initiatives, Twist conducted a comprehensive review of the business and is resizing many teams throughout the organization and reducing its workforce by approximately 270 employees, or about 25%. For example, manufacturing for the majority of synthetic biology products has transitioned to the Factory of the Future, thereby reducing overall fixed costs and removing duplication between the South San Francisco and Wilsonville sites. NGS panels will continue to be made in South San Francisco. Additionally, Twist plans to maintain its global commercial presence to drive topline growth while streamlining teams including R&D across the business to focus on programs where Twist believes it has a clear competitive advantage and sees the greatest potential for long-term profitable growth and value creation. The biopharma team has been resized to focus on revenue-generating partnerships and Twist will moderate its investment in DNA data storage while maintaining its competitive lead.

Dr. Leproust continued, “As we grow the company and pursue the many commercial opportunities we see ahead, we remain laser focused on achieving adjusted EBITDA breakeven for the core and biopharma businesses while maintaining optionality for the potential we see in data storage. Following a strategic and holistic analysis of the business, we prioritized and reengineered our cost base, and with these substantive changes, we believe we are operating from a position of strength, operating as a leaner organization focused on disruptive market opportunities for profitable and scalable growth.”

FISCAL 2023 SECOND QUARTER FINANCIAL RESULTS

•Orders: Total orders received for the second quarter of fiscal 2023 were $64.2 million compared to $55 million for the same period of fiscal 2022.
•Revenue: Total revenues for the second quarter of fiscal 2023 were $60.2 million compared to $48.1 million for the same period of fiscal 2022.
•Cost of Revenues: Cost of revenues for the second quarter of fiscal 2023 was $41.7 million compared to $29.7 million for the same period of fiscal 2022.
•Research and Development Expenses: Research and development expenses for the second quarter of fiscal 2023 were $27.4 million compared to $31.2 million for the same period of fiscal 2022.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses were $54.0 million for both the second quarter of fiscal 2023 and the same period of fiscal 2022.
•Net Loss: Net loss attributable to common stockholders for the second quarter of fiscal 2023 was $59.2 million, or $1.04 per share, compared to $60.7 million, or $1.13 per share, for the same period of fiscal 2022.
•Cash Position: As of March 31, 2023, the company had $387.7 million in cash, cash equivalents and investments.

Recent Highlights:

•Shipped products to 2,100 customers in the second quarter of fiscal 2023, versus approximately 2,000 customers in the second quarter of fiscal 2022.
•Shipped approximately 152,000 genes during the second quarter of fiscal 2023, compared with approximately 124,000 genes during the second quarter of fiscal 2022.
•Launched T Cell Receptor (TCR) and Chimeric Antigen Receptor (CAR) libraries to enable identification of next-generation cell therapies.
•Partnered with Aster Insights to develop and launch a next-generation oncology panel for cancer research.
•Announced technology early access of the Twist enhanced Whole Genome Sequencing (eWGS) solution focused on non-human genomic applications, to enable researchers to obtain simultaneous low-pass whole genome data together with deep coverage of selected regions, in a high-throughput and cost-effective workflow.
•Launched an updated Twist 96-Plex Library Prep Kit designed to enable cost-effective low-pass whole genome sequencing.
•Added controls for SARS Omicron sublineage BQ.1.
•Launched the Twist Biopharma Solutions integrated offering of antibody discovery services combining synthetic libraries and AI machine learning with an in vivo immunization approach gained through the acquisition of Abveris, also known as Twist Boston.

•Announced a third agreement with Astellas by which Astellas will license a suite of Twist VHH antibody libraries.
•Published data in BioRxiv on the successful discovery of alpaca-derived VHH antibodies using a disruptive, function-forward in vivo discovery workflow on the Beacon optofluidic platform.
•Continued to work toward demonstration of end-to-end Gb Century Archive DNA data storage solution by the end of calendar 2023 and launch of the Tb Century Archive solution in early calendar 2025.

Updated Fiscal 2023 and 2024 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2023 and 2024, including the third and fourth quarter of fiscal 2023, in alignment with today’s announcement of the company’s decisive and strategic actions. Additionally, in light of these developments, Twist withdraws all of its prior financial guidance for fiscal year 2024 and provides the more limited financial guidance with respect to fiscal year 2024 below. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2023, Twist provided the following updated financial guidance:

•Revenue guidance is expected to be approximately $235 million to $238 million, compared to previous guidance of $261 million to $269 million
◦SynBio revenue is expected to be $96 million to $98 million, compared to previous guidance of $104 million to $106 million
◦NGS revenue is expected to be $113 million to $114 million, compared to previous guidance of $120 million to $123 million
◦Biopharma revenue is expected to be $26 million, compared to previous guidance of $37 million to $40 million
•Gross margin for fiscal 2023 is expected to be 35-36%, compared to previous guidance of approximately 39-40% for fiscal 2023
•Operating expenses including R&D and SG&A are expected to be approximately $313 million to $319 million for the year, a decrease compared to previous guidance of $330 million primarily driven by a decrease in expected stock-based compensation expense
◦R&D expense is expected to be approximately $112 million to $114 million, compared to previous guidance of $130 million
◦SG&A expense is expected to be $197 million to $200 million, compared to previous guidance of $204 million
◦Mark to market of contingent consideration and indemnity holdbacks is projected to be a credit of $5 million, compared to previous guidance of $4 million
◦Separation costs are expected to be approximately $9 million to $11 million

•Operating loss is expected to be approximately $230 million to $234 million, a decrease compared to the $260 million projection given in November 2022, and includes the following:
◦Stock-based compensation is expected to be approximately $43 million, compared to previous guidance of $50 million
◦Depreciation and amortization are expected to be approximately $29 million, with no change from previous guidance
◦Operating expenses for DNA data storage is expected to be approximately $40 million, a decrease from previous guidance of $46 million
◦Capital expenditure is expected to be approximately $40 million, compared to previous guidance of $50 million
◦FY23 Year End Cash is projected to be $320 million, compared to previous guidance of $300 million

For the third quarter of fiscal year 2023, Twist provided the following financial guidance:

•Revenue is expected to be approximately $60 million to $61 million
•Gross margin is expected to be approximately 30%

For the fourth quarter of fiscal 2023, Twist provided the following financial guidance:

•Revenue is expected to be approximately $62 million to $63 million
•Gross margin is expected to be approximately 36%

For the full fiscal year 2024, Twist provided the following updated financial guidance:

•Twist expects to exit fiscal 2024 with adjusted EBITDA breakeven for its core (SynBio, NGS) and Biopharma businesses in the fourth quarter
•Operating expenses for DNA data storage are expected to be $40 million, a decrease compared to previous guidance of $57 million
•Fiscal year end cash is projected to be $220 million, compared to previous guidance of $170 million

This foregoing updated financial guidance for the full fiscal year 2024 replaces all prior outlook and guidance provided by Twist with respect to fiscal year 2024.

Non-GAAP Information

Adjusted EBITDA is a non-GAAP financial measure defined as net earnings or loss adjusted to exclude interest income (expense), benefit from (provision for) income taxes, depreciation and amortization, and stock-based compensation expense. Since Twist has a single reporting and operating segment, to provide adjusted EBITDA for the SynBio and NGS businesses and the Biopharma business, on a supplemental basis to provide greater insight into Twist’s businesses to investors, Twist disaggregates its consolidated results of operations, including but not limited to revenues, gross profit and operating and other expenses, and allocates portions thereof to each business. Similarly, on a supplemental basis, Twist disaggregates consolidated stock-based compensation expense and other adjustments and allocates portions thereof to each business. Such disaggregated supplemental information is not prepared in conformity Accounting Standards Codification 280 and thus also constitutes non-GAAP financial information. A reconciliation of these non-GAAP financial guidance measures to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net loss and is not able to present the various reconciling cash and non-cash items between GAAP net loss and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during fiscal 2024 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private

Securities Litigation Reform Act of 1995, including, but not limited to, financial guidance for fiscal 2023 and 2024 and the third and fourth quarters of fiscal 2023, including plans and timing to achieve adjusted EBITDA break-even point for Twist Bioscience's core business and biopharma business, statements regarding Twist Bioscience’s path to profitability, cost structure, market opportunities, expansion plans, and Twist Bioscience’s other expectations regarding its future operations plans and financial performance, timing of the release of Twist Bioscience's first DNA data storage solutions, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to achieve the expected benefits of Twist Bioscience’s workforce reduction, transition of production to the Factory of the Future and reduced investments in DNA data storage; the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies and to achieve expected benefits from acquisitions; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 7, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Angela Bitting
SVP, Corporate Affairs
Twist Bioscience
abitting@twistbioscience.com

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Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended March 31,		Six months ended March 31,
(In thousands, except per share data)	2023	2022	2023	2022
Revenues	$60,180	$48,127	$114,423	$90,145
Operating expenses:
Cost of revenues	$41,669	$29,714	$71,111	$56,770
Research and development	27,379	31,231	58,621	53,861
Selling, general and administrative	53,965	53,998	96,289	105,096
Change in fair value of contingent considerations and holdbacks	(1,196)	(6,014)	(5,331)	(8,840)
Total operating expenses	$121,817	$108,929	$220,690	$206,887
Loss from operations	$(61,637)	$(60,802)	$(106,267)	$(116,742)
Interest income	3,464	259	$6,504	$412
Interest expense	(2)	(29)	(3)	(54)
Other expense, net	(305)	(245)	(462)	(401)
Income tax (provision) / benefit	(676)	149	(752)	10,554
Net loss attributable to common stockholders	$(59,156)	$(60,668)	$(100,980)	$(106,231)
Net loss per share attributable to common stockholders—basic and diluted	$(1.04)	$(1.13)	$(1.78)	$(2.06)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	56,777	53,472	56,608	51,673

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	March 31, 2023	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$315,196	$378,687
Short-term investments	72,462	126,281
Accounts receivable, net	48,187	40,294
Inventories	39,923	39,307
Prepaid expenses and other current assets	13,503	11,914
Total current assets	$489,271	$596,483
Property and equipment, net	146,539	139,441
Operating lease right-of-use assets	70,669	74,948
Other non-current assets	147,445	150,506
Total assets	$853,924	$961,378
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,236	$20,092
Accrued expenses	11,156	10,169
Accrued compensation	24,280	27,023
Current portion of operating lease liability	13,396	13,642
Other current liabilities	10,040	19,737
Total current liabilities	$72,108	$90,663
Operating lease liability, net of current portion	77,824	81,270
Other non-current liabilities	60	60
Total liabilities	$149,992	$171,993
Total stockholders’ equity	$703,932	$789,385
Total liabilities and stockholders’ equity	$853,924	$961,378